Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Agreement with Legal Counsel of our report dated March 28, 2014, with respect to the consolidated financial statements of Protea Biosciences Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Schneider Downs & Co., Inc.

Schneider Downs & Co., Inc.

Pittsburgh, PA

April 11, 2014